Exhibit 99.2

ALLOCATION AGREEMENT

THIS ALLOCATION AGREEMENT (this “Agreement”), dated as of July 8, 2014, is between Government Properties Income Trust, a Maryland real estate investment trust (“GOV”), and Reit Management & Research LLC, a Delaware limited liability company (“RMR” and together with GOV, the “Purchasers”).

RECITALS

The Purchasers are party to a Stock Purchase Agreement of even date (the “Stock Purchase Agreement”) with CommonWealth REIT, a Maryland real estate investment trust (“Seller”) pursuant to which the Purchasers will acquire, in the aggregate, 22,000,000 common shares of beneficial interest, par value $.01 per share (the “Shares”) , of Select Income REIT, a Maryland real estate investment trust.  Capitalized terms used in this Agreement without definition have the meanings given therefor in the Stock Purchase Agreement.

The Stock Purchase Agreement requires Purchasers to indemnify the Seller Indemnitees from and against certain matters as provided in Section 6.1 of the Stock Purchase Agreement (any claim thereunder, an “Indemnification Claim”).  The Purchasers are entering this Agreement in order to allocate responsibility for Indemnification Claims and to set forth certain rights and responsibilities relating thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Purchasers agree as follows:

1.                                      Indemnification Claim.  As between the Purchasers, satisfaction of any Indemnification Claim shall be borne as follows:

(a)                                 Any Indemnification Claim arising as a result of the inaccuracy or breach of any representation, warranty or covenant made in Section 3. 2 of the Stock Purchase Agreement by a Purchaser shall be borne solely by the Purchaser which has caused the breach or to which such inaccuracy relates;

(b)                                 All other Indemnification Claims will be borne pro rata by the Purchasers in proportion to the number of Shares to be acquired by each under the Stock Purchase Agreement.

2.                                      Contribution.  To the extent a Purchaser has paid an Indemnification Claim which, under this Agreement represents more than such Purchaser’s pro rata share of the Indemnification Claim pursuant to Section 1(b), then the Purchaser which paid less than its pro rata share of the Indemnification Claim shall promptly upon demand and delivery of such supporting documentation as may be reasonably requested, repay such amount to the Purchaser which has over paid, the Indemnification Claim.

3.                                      Cooperation.  Each of the Purchasers will use commercially reasonable efforts to defend any Indemnification Claim and to mitigate the amounts payable in respect thereof; provided, the Purchaser to which such Indemnification Claim applies (or GOV in the case of an

Indemnification Claim which is borne pro rata) shall have the right to control the defense of such claim.  If an Indemnification  Claim is made against a Purchaser under Section 6.1 clause (i) of the Stock Purchase Agreement, all costs related to the defense of such Indemnification Claim and of any related mitigation efforts will be borne by the Purchaser which the Seller Indemnitee has claimed caused the breach or to which such inaccuracy has been claimed to relate and if the Indemnification Claim is made under Section 6.1 clause (ii) of the Stock Purchase Agreement, all costs related to the defense of such Indemnification Claim and of any related mitigation efforts will be borne by the Purchasers pro rata in the proportions set forth in Section 1(b).

4.                                      Arbitration.

(a)                                 Any disputes, claims or controversies arising out of or relating to this Agreement or the Stock Purchase Agreement which are (i) brought by either party against the other party to this Agreement or (ii) brought by or on behalf of any shareholder of either party (which, for purposes of this Section 4, shall mean any shareholder of record or any beneficial owner of shares of either party, or any former shareholder of record or beneficial owner of shares of either party), either on his, her or its own behalf, on behalf of either party or on behalf of any series or class of shares of either party or shareholders of either party against the other party or any trustee, officer, manager (including RMR, as manager of GOV, or its successor), agent or employee of such other party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement or the Stock Purchase Agreement (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 4.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of GOV and class actions by a shareholder against those individuals or entities and GOV.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of GOV against RMR.

(b)                                 There shall be three arbitrators. If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA. If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within 15 days thereafter, one of the three arbitrators it had proposed as the second arbitrator. The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator. If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)                                  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)                                 There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators, and there shall be no oral or deposition discovery.

(e)                                  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

(f)                                   Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of GOV’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

(g)                                  An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(h)                                 Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

(i)                                     This Section 4 is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including RMR as manager of GOV or its successor), agents or employees of either party and shall be binding on the shareholders of either party, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

5.                                      Miscellaneous.

(a)                                 Amendment and Waiver.  This Agreement may be amended, and any provision of this Agreement may be waived in a writing signed by each of the parties.  No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

(b)                                 Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person, or upon receipt, if sent on a Business Day before 5:00 p.m., when sent by facsimile or email transmission, provided a copy of the communication shall be sent by national overnight courier or delivery service, or if sent by national overnight courier or delivery service one (1) Business Day after delivery to such courier or delivery service.  All notices will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to the other party:

(i)                                     If to GOV, to:

Government Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458
Attn:  President

Facsimile: (617) 219-1441

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attn: Richard Teller

Facsimile:  (617) 338-2880

(ii)                                  If to RMR, to:

Reit Management & Research LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458
Attn:              Adam D. Portnoy

Jennifer B. Clark

Facsimile: (617) 928-1305

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom

500 Boylston Street

Boston, MA 02108

Attn:  Margaret R. Cohen
Facsimile:  (617) 305-4859

(c)                                  Successors and Assigns; Delegation.  This Agreement shall be binding upon and shall inure to the benefit of, the parties and their respective successors and permitted assigns.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, including by operation of law, without the prior written consent of the other parties, such consent not to be unreasonably withheld, and any purported assignment or delegation in violation hereof shall be null and void.

(d)                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(e)                                  Third-Party Beneficiaries.  Notwithstanding anything in this Agreement to the contrary, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

(f)                                   Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties in respect of the subject matter hereof.

(g)                                  Choice of Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of Maryland.

6.                                      Statement of Limited Liability.  THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING GOV, DATED MARCH 9, 2012, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF GOV SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, GOV.  ALL PERSONS DEALING WITH GOV IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF GOV FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark Kleifges
	Name:	Mark Kleifges
	Title:	CFO

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Adam Portnoy
	Name:	Adam Portnoy
	Title:	President & CEO